                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                            CARLISLE COMPANIES INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                        CARLISLE COMPANIES INCORPORATED
                      250 South Clinton Street, Suite 201
                         Syracuse, New York 13202-1258
                                 (315) 474-2500

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    The 2001 Annual Meeting of Shareholders of Carlisle Companies Incorporated (the "Company") will be held at the offices of the Company, 250 South Clinton Street, Suite 201, Syracuse, New York on Friday, April 20, 2001, at 12:00 Noon for the following purposes:

    1. To elect four (4) Directors;

    2. To transact any other business properly brought before the meeting.

    Only shareholders of record at the close of business on February 26, 2001 will be entitled to vote whether or not they have transferred their stock since that date.

    SHAREHOLDERS ARE URGED TO FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                                      By Order of the Board of Directors

                                      STEVEN J. FORD
                                      Secretary

Syracuse, New York
March 9, 2001

                                PROXY STATEMENT
                                    GENERAL

    THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The cost of proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may devote part of their time to solicitation by facsimile, telephone or personal calls. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to beneficial owners and for reimbursement of their out-of-pocket and clerical expenses incurred in connection therewith. Proxies may be revoked at any time prior to voting. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 16.

    The mailing address of the principal executive offices of the Company is Carlisle Companies Incorporated, 250 South Clinton Street, Suite 201, Syracuse, New York 13202-1258. The Company intends to mail this Proxy Statement and the enclosed Proxy, together with the 2000 Annual Report, on or about March 9, 2001. Upon written request mailed to the attention of the Secretary of the Company, at the address set forth above, the Company will provide without charge a copy of its 2000 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                               VOTING SECURITIES

    At the close of business on February 26, 2001, the Company had 30,263,518 shares of common stock ("Shares" or "Common Shares") outstanding of which 30,256,898 Shares are entitled to vote. The remaining 6,620 Shares are not entitled to vote until the holders of Carlisle Corporation common stock certificates exchange their certificates for Shares issued by the Company. The exchange is governed by an Agreement of Merger, dated March 7, 1986, which was approved by shareholders of Carlisle Corporation and became effective on May 30, 1986. Shares issued pursuant to the exchange before the February 26, 2001 record date will be entitled to vote at the Annual Meeting.

    The Company's Restated Certificate of Incorporation provides that each person who received Shares in connection with the Merger is entitled to five votes per share. Persons acquiring Shares after May 30, 1986 (the effective date of the Merger) are entitled to one vote per share until the Shares have been beneficially owned (as defined in the Restated Certificate of Incorporation) for a continuous period of four years. Following continuous ownership for a period of four years, the Shares are entitled to five votes per share. The actual voting power of each holder of Shares will be based on shareholder records at the time of the Annual Meeting. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 16. In addition, holders of Shares issued from the treasury, other than for the exercise of stock options, before the close of business on February 26, 2001 (the record date for determining shareholders entitled to vote at the Annual Meeting) will be entitled to five votes per share unless the Board of Directors determines otherwise at the time of authorizing such issuance.

                               SECURITY OWNERSHIP

A. BENEFICIAL OWNERS

    The following table provides certain information as of January 31, 2001 with respect to any person who is known to the Company to be the beneficial owner of more than five percent (5%) of the Common Shares, the only class of voting securities. As defined in Securities and Exchange Commission Rule 13d-3, "beneficial ownership" means essentially that a person has or shares voting or investment decision power over shares. It does not necessarily mean that the person enjoys any economic benefit from those shares.

NAME AND ADDRESS OF
BENEFICIAL OWNER                                             NUMBER OF SHARES            PERCENTAGE
-------------------                                          ----------------            ----------
David L. Babson & Company Inc..............................     1,630,000                   5.39
One Memorial Drive
Cambridge, MA 02142-1300

Ms. Magalen O. Bryant......................................     1,610,881(a)(l)(m)          5.33
c/o Lochnau, Inc.
P.O. Box 1850
Middleburg, VA 20118

B. NOMINEES, DIRECTORS AND OFFICERS

    The following table provides information as of January 31, 2001, as reported to the Company by the persons and members of the group listed, as to the number and the percentage of Common Shares beneficially owned by: (i) each Director, nominee and executive officer named in the Summary Compensation Table on page 9; and (ii) all Directors, nominees and current executive officers of the Company as a group.

NAME OF DIRECTOR/EXECUTIVE OR
NUMBER OF PERSONS IN GROUP                               NUMBER OF SHARES               PERCENTAGE
-----------------------------                            ----------------               ----------
Donald G. Calder.......................................       520,259(b)(d)(j)             1.72
Paul J. Choquette, Jr..................................         8,414(h)(j)                 .03
Dennis J. Hall.........................................       471,048(f)(g)                1.56
Peter L.A. Jamieson....................................         5,527(j)                    .02
Peter F. Krogh.........................................         5,136(j)                    .02
Richmond D. McKinnish..................................       136,189(f)(g)                 .45
Stephen P. Munn........................................       534,278(c)(f)(g)             1.77
G. FitzGerald Ohrstrom.................................       407,841(a)(i)(j)             1.35
Eriberto R. Scocimara..................................        16,786(e)(j)                 .06
Robin W. Sternbergh....................................         5,841(j)                    .02
Magalen C. Webert......................................       173,547(j)(k)(l)              .57
Scott C. Selbach.......................................       121,804(f)(g)                 .40
Steven J. Ford.........................................        63,844(f)(g)                 .21
13 Directors and current executive officers as a            2,470,514(f)(g)(j)             7.93
  group................................................

------------------------

(a) Includes 403,200 Shares (1.34%) held by the Ohrstrom Foundation as to which Mr. Ohrstrom is executive director and Mrs. Bryant is a director. Each disclaims beneficial ownership of these Shares.

(b) Includes 2,000 Shares held by Mr. Calder's wife. Mr. Calder disclaims beneficial ownership of these Shares.

(c) Includes 5,200 Shares held by Mr. Munn's wife. Mr. Munn disclaims beneficial ownership of these Shares.

(d) Includes 491,392 Shares (1.62%) held by a trust as to which Mr. Calder is a trustee. Mr. Calder disclaims beneficial ownership of these Shares.

(e) Includes 2,000 Shares held by Mr. Scocimara's wife. Mr. Scocimara disclaims beneficial ownership of these Shares.

(f) Includes Shares allocated to the accounts of the following named officers participating in the Company's Employee Incentive Savings Plan; Mr. Munn, 4,602 Shares; Mr. Hall, 4,398 Shares; Mr. McKinnish, 13,087 Shares;
    Mr. Selbach, 3,965 Shares; and Mr. Ford, 733 Shares. Each participant in the Plan has the right to direct the voting of Shares allocated to his account. Shares are held by the trustee of the Employee Incentive Savings Plan in a commingled trust fund with beneficial interest allocated to each participant's account.

(g) Includes Shares which the following named officers have the right to acquire within sixty (60) days through the exercise of stock options issued by the Company; Mr. Munn, 300,000 Shares; Mr. Hall, 380,000 Shares; Mr. McKinnish, 34,500 Shares; Mr. Selbach, 95,000 Shares; and Mr. Ford, 61,500 Shares. Shares issued from the treasury of the Company pursuant to the exercise of stock options have one vote per share until such Shares have been held for a continuous period of four years.

(h) Includes 700 Shares held by Mr. Choquette's wife. Mr. Choquette disclaims beneficial ownership of these Shares.

(i) Includes 400 Shares (less than .01%) held by various trusts as to which Mr. G. FitzGerald Ohrstrom is a trustee. Mr. Ohrstrom disclaims beneficial ownership of these Shares.

(j) Includes 2,334 Shares which each non-management Director has the right to acquire within sixty (60) days through the exercise of stock options issued by the Company. Shares issued from the treasury of the Company pursuant to the exercise of stock options have one vote per share until such Shares have been held for a continuous period of four years.

(k) Includes 600 Shares held by Mrs. Webert's husband and 5,624 Shares held by Mrs. Webert's children. Mrs. Webert disclaims beneficial ownership of these Shares.

(l) Includes 147,058 Shares held by a limited partnership as to which
    (i) Mrs. Webert is an indirect owner, and (ii) a trust of which Mrs. Bryant is a trustee is an owner. Each disclaim beneficial ownership of these Shares.

(m) Includes 567,392 Shares (1.88%) held by a trust for the benefit of Mrs. Bryant's children as to which Mrs. Bryant is a trustee. Mrs. Bryant disclaims beneficial ownership of these Shares.

                               BOARD OF DIRECTORS

A. ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation provides for a classified Board of Directors under which the Board is divided into three classes of Directors, each class as nearly equal in number as possible.

    At the Annual Meeting four (4) Directors are to be elected. The Directors will be elected to serve for a three-year term until the 2004 Annual Meeting and until their successors are elected and qualified. Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that the accompanying Proxy will be voted for the four nominees in the absence of instructions to the contrary. Abstentions, broker non-votes, and instruction on the accompanying Proxy to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. For voting purposes, proxies requiring confirmation of the date of beneficial ownership received by the Board of Directors with such confirmation not completed so as to show which Shares beneficially owned by the shareholder are entitled to five votes will be voted with one vote for each Share. (See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 16.) In the event any nominee is unable to serve (an event management does not anticipate), the Proxy will be voted for a substitute nominee selected by the Board of Directors or the number of Directors will be reduced.

                             NOMINEES FOR ELECTION

    The following table sets forth certain information relating to each nominee, as furnished to the Company by the nominee. Except as otherwise indicated, each nominee has had the same principal occupation or employment during the past five years.

                                                 POSITION WITH COMPANY, PRINCIPAL          PERIOD OF SERVICE
NAME                                AGE         OCCUPATION, AND OTHER DIRECTORSHIPS         AS DIRECTOR (A)
----                              --------   -----------------------------------------  ------------------------

Donald G. Calder................     63      President of G.L. Ohrstrom & Co., Inc., a  December, 1984 to date.
                                             private investment firm. Director of
                                             Central Securities Corporation, Roper
                                             Industries, Inc., and Brown-Forman
                                             Corporation. Member of Executive and
                                             Audit Committees of the Company.

Dennis J. Hall..................     59      Vice Chairman since March, 1999;           February, 1995 to date.
                                             President, from February, 1995 to March,
                                             1999; and Executive Vice President,
                                             Treasurer and Chief Financial Officer,
                                             from August, 1989 to February 1995, of
                                             the Company.

Eriberto R. Scocimara...........     65      President, Chief Executive Officer and     July, 1970 to date.
                                             Director of Hungarian-American Enterprise
                                             Fund. Director of Quaker Fabric
                                             Corporation, Roper Industries, Inc., and
                                             Euronet Services, Inc. Chairman of
                                             Compensation Committee and Member of
                                             Executive Committee of the Company.

                                                 POSITION WITH COMPANY, PRINCIPAL          PERIOD OF SERVICE
NAME                                AGE         OCCUPATION, AND OTHER DIRECTORSHIPS         AS DIRECTOR (A)
----                              --------   -----------------------------------------  ------------------------

Robin W. Sternbergh.............     54      Past General Manager of Distribution of    May, 1998 to date.
                                             International Business Machines, a
                                             computer manufacturer and provider of
                                             information technology services. Member
                                             of Audit and Pension and Benefits
                                             Committees of the Company. Chairman of
                                             the Audit Committee since February, 2001.

                         DIRECTORS WITH UNEXPIRED TERMS

    The following table sets forth certain information relating to each Director whose term has not expired, as furnished to the Company by the Director. Except as otherwise indicated, each Director has had the same principal occupation or employment during the past five years.

                                                                                           PERIOD OF SERVICE
                                                 POSITION WITH COMPANY, PRINCIPAL           AS DIRECTOR (A);
NAME                                AGE         OCCUPATION, AND OTHER DIRECTORSHIPS          EXPIRATION(C)
----                              --------   -----------------------------------------  ------------------------

Paul J. Choquette, Jr...........     62      Chairman and Chief Executive Officer of    April, 1991 to date.
                                             Gilbane Building Company and Chairman of   Term expires 2003.
                                             Gilbane Properties, Inc., real estate
                                             development and construction management
                                             companies. Director of FleetBoston
                                             Financial Group, Inc. Member of Executive
                                             and Pension and Benefits Committees of
                                             the Company. Acting Chairman of the Audit
                                             Committee from December, 2000 to
                                             February, 2001.

Peter L.A. Jamieson.............     62      Past Director of Robert Fleming Holdings   January, 1996 to date.
                                             Limited, a United Kingdom investment       Term expires 2002.
                                             banking firm. Member of Audit and Pension
                                             and Benefits Committees of the Company.

Peter F. Krogh..................     64      Dean Emeritus and Distinguished            May, 1995 to date.
                                             Professor, School of Foreign Service,      Term expires 2002.
                                             Georgetown University. Trustee, DLJ
                                             Mutual Funds. Chairman of Pension and
                                             Benefits Committee and Member of
                                             Compensation Committee of the Company.

Stephen P. Munn.................     58      Chairman of the Board, since January,      September, 1988 to date.
                                             1994; Chief Executive Officer from         Term expires 2003.
                                             September, 1988 to February, 2001 and
                                             President from September, 1988 to
                                             February, 1995, of the Company. Director
                                             of various mutual funds managed by
                                             Prudential Mutual Funds Management, Inc.
                                             Chairman of Executive Committee of the
                                             Company.

Richmond D. McKinnish...........     51      Chief Executive Officer, since February,   February, 2001 to date.
                                             2001; President since March, 2000;         Term expires 2002.
                                             Executive Vice President from March, 1999
                                             to March, 2000 and President of Carlisle
                                             Tire & Wheel Company from January, 1991
                                             to March, 1999.

                                                                                           PERIOD OF SERVICE
                                                 POSITION WITH COMPANY, PRINCIPAL           AS DIRECTOR (A);
NAME                                AGE         OCCUPATION, AND OTHER DIRECTORSHIPS          EXPIRATION(C)
----                              --------   -----------------------------------------  ------------------------

G. FitzGerald Ohrstrom (b)......     47      Vice Chairman of G.L. Ohrstrom & Co.,      May, 1998 to date.
                                             Inc., a private investment firm. Member    Term expires 2003.
                                             of Audit and Pension and Benefits
                                             Committees of the Company.

Magalen C. Webert (b)...........     49      Private investor. Member of Audit          May, 1999 to date.
                                             Committee of the Company.                  Term expires 2003.

--------------------------

(a) Information reported includes service as a Director of Carlisle Corporation, the Company's predecessor.

(b) Mrs. Magalen C. Webert and Mr. G. FitzGerald Ohrstrom are cousins.

(c) Mr. Henry J. Forrest passed away on February 4, 2001. Mr. Forrest served as a Director from August, 1993 to the date of his death. During 2000, Mr. Forrest served as Chairman of the Audit Committee and as member of the Compensation Committee of the Company.

B. MEETINGS OF THE BOARD AND CERTAIN COMMITTEES; REMUNERATION OF DIRECTORS

    During 2000, the Board of Directors of the Company held seven (7) meetings. The annual fee paid to each Director who is not a member of management is $20,000. Each non-management Director may elect to receive the entire annual fee in cash or one-half of the fee in cash and the other half in Shares with a market value equal to that amount. In addition, the non-management Directors receive an attendance fee of $1,500 for each Board meeting attended.

    The Board has standing Executive, Audit, Compensation and Pension and Benefits Committees.

    The Executive Committee has the authority to exercise all powers of the Board of Directors between regularly scheduled Board meetings. During 2000, the Executive Committee met once. Each member of the Executive Committee (other than Mr. Munn, the Company's Chief Executive Officer during 2000 and the Chairman of the Committee) receives an annual fee of $15,000.

    The functions of the Audit Committee consist of annually recommending the independent accountants to be appointed by the Board of Directors as the auditors of the Company and its subsidiaries, and reviewing the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures, and activities and recommendations of the Company's internal auditors as well as the Company's accounting policies, control systems and compliance activities. During 2000, the Audit Committee held three (3) meetings. Each member of the Audit Committee receives an annual fee of $1,000. The Chairman of the Committee receives an additional annual fee of $5,000.

    The Compensation Committee administers the Company's incentive programs and decides upon annual salary adjustments and discretionary bonuses for various employees of the Company. During 2000, the Compensation Committee met once. Each member of the Compensation Committee receives an annual fee of $1,000. The Chairman of the Committee receives an additional annual fee of $3,000.

    The Pension and Benefits Committee monitors the performance of the Company's pension and benefits programs and implements changes recommended by the Board. During 2000, the Pension and Benefits Committee met twice. Each member of the Pension and Benefits Committee receives an annual fee of $1,000. The Chairman of the Committee receives an additional annual fee of $3,000.

    Each non-management member of a Committee receives an attendance fee of $400 for each meeting attended. In addition, Directors are occasionally asked to serve on special committees and are typically paid $400 for each meeting attended or $1,000 for a visit to a plant site which may require an overnight stay.

    For 2000, all Directors attended at least seventy-five percent (75%) of the aggregate of (i) the total number of Board of Directors meetings which he or she was eligible to attend and (ii) all meetings of Committees of the Board on which the Director served.

    In addition, at its February, 2000 meeting, the Board of Directors adopted a Nonemployee Director Stock Option Plan. Under the Plan, each non-management Director shall annually (commencing in 2001) receive an option to acquire 1,000 Shares at an option price equal to the closing price of the Shares on the date of grant; provided, however, that each such grant is expressly conditioned upon the Company's net earnings for the immediately preceding calendar year equaling or exceeding the net earnings set forth in the Board approved budget for such year. All options expire ten years following the date of grant. No options were granted for the calendar year ended December 31, 2000.

    Each Director who is not a member of management is a participant in a Director Retirement Program. Each such Director who has attained five years of service on the Board as a non-employee from the date of his or her election to the Board is eligible to receive retirement benefits under the Program. Upon retirement from the Board, each eligible Director will receive monthly payments equal to 1/12 (one-twelfth) the annual fee paid to Directors (cash and stock) in effect on the date of retirement. The Program payments continue for the number of months equal to the Director's months of service on the Board; or until the death of the Director, whichever occurs first. In the event a retired Director receiving payments dies before receiving his or her full benefit, the Director's surviving spouse will receive the remaining benefits until the spouse's death or the benefit is completed, whichever occurs first.

C. SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who beneficially own more than ten percent (10%) of the Company's equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, Directors and greater than ten-percent beneficial owners also are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of copies of such forms and written representations from its executive officers and Directors, the Company believes that all Section 16(a) filing requirements were complied with on a timely basis during and for 2000.

                       COMPENSATION OF EXECUTIVE OFFICERS

A. SUMMARY COMPENSATION TABLE

    The following table discloses compensation received during the three fiscal years ended December 31, 1998-2000 by Mr. Munn, the Company's Chief Executive Officer, and by each of the four remaining most highly paid executive officers who were serving as executive officers at the end of 2000:

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                                          ------------
                                                ANNUAL COMPENSATION(1)     SECURITIES
NAME AND                                        -----------------------    UNDERLYING        ALL OTHER
PRINCIPAL POSITION                     YEAR     SALARY($)    BONUS($)      OPTIONS(#)    COMPENSATION($)(2)
------------------                   --------   ---------   -----------   ------------   ------------------
Stephen P. Munn(3).................    2000     $806,000    $  500,000            --          $ 6,400
  Chairman and Chief                   1999      806,000       600,000            --            6,400
  Executive Officer                    1998      700,000     1,000,000       100,000            6,400

Dennis J. Hall(4)..................    2000     $470,000    $  265,000            --          $ 6,400
  Vice Chairman                        1999      436,000       265,000        50,000            6,400
                                       1998      380,000       265,000        50,000            6,400

Richmond D. McKinnish(5)...........    2000     $460,504    $  265,000            --          $62,576(6)
  President                            1999      356,000       241,000        41,000            6,400
                                       1998      316,000       215,000        16,000            6,400

Scott C. Selbach...................    2000     $201,800    $   95,000            --          $ 6,400
  Vice President, Corporate            1999      201,800        86,000        25,000            6,400
  Development                          1998      186,000       130,000        10,000            6,400

Steven J. Ford.....................    2000     $174,800    $   82,200            --          $ 6,400
  Vice President, Secretary            1999      174,800       112,000        25,000            6,400
  and General Counsel                  1998      160,000       112,000        10,000            6,400

------------------------

(1) Includes amounts earned in fiscal year.

(2) For the executive officers other than Mr. McKinnish, includes only contributions by the Company to the Company 401(k) plan.

(3) Mr. Munn relinquished his position as Chief Executive Officer, effective February 7, 2001.

(4) Mr. Hall was appointed Vice Chairman, effective March 1, 1999.

(5) Mr. McKinnish was appointed President, effective March 7, 2000 and Chief Executive Officer, effective February 7, 2001.

(6) Includes $6,400 for contribution by the Company to the Company 401(k) plan and $56,176 for nonreccurring payments and reimbursements attributable to presidential appointment and relocation.

B. STOCK OPTION GRANTS IN 2000

    No stock options were granted by the Company in 2000 to the executive officers, Messrs. Munn, Hall, McKinnish, Selbach and Ford.

C. AGGREGATED OPTION EXERCISES IN 2000 AND YEAR END VALUES

    The following table discloses information on stock option exercises in fiscal 2000 by the named executive officers and the value of each officers' unexercised stock options on December 31, 2000.

                                                                      NUMBER OF
                                                                      SECURITIES
                                                                      UNDERLYING      PRE-TAX(1) VALUE OF
                                      SHARES                         UNEXERCISED          UNEXERCISED,
                                     ACQUIRED       PRE-TAX(1)        OPTIONS AT          IN-THE-MONEY
                                        ON            VALUE             FISCAL         OPTIONS AT FISCAL
NAME                                EXERCISE(#)   REALIZED($)(2)     YEAR END(#)         YEAR END($)(3)
----                                -----------   --------------   ----------------   --------------------
                                                                     EXERCISABLE/         EXERCISABLE/
                                                                    UNEXERCISABLE        UNEXERCISABLE
Stephen P. Munn...................         --               --     300,000       --   3,650,000        --

Dennis J. Hall....................     78,500        2,309,256     363,334   16,666   7,109,088        --

Richmond D. McKinnish.............    111,000        1,440,450      26,667   30,333          --        --

Scott C. Selbach..................         --               --      90,667   18,333   1,893,813        --

Steven J. Ford....................         --               --      56,667   18,333     839,625        --

------------------------

(1) Prior to applicable federal, state and other taxes.

(2) Value realized is calculated by subtracting the exercise price from the fair market value of the Shares on the date of exercise.

(3) Total value of options is calculated by subtracting the exercise price from $42.9375 (the closing price of the Shares on December 29, 2000 which was the last trading day of the year).

D. PENSION PLAN

    The pension plans of the Company and its subsidiaries provide defined benefits including a cash balance formula whereby participants accumulate a cash balance benefit based upon a percentage of compensation allocation made annually to the participants' cash balance accounts. The allocation percentage ranges from 2% to 7% and is determined on the basis of each participant's years of service. The cash balance account is further credited with interest annually. The interest credit is based on the One Year Treasury Constant Maturities as published in the Federal Reserve Statistical Release over the one year period ending on the December 31st immediately preceding the applicable plan year. The interest rate for the plan year ending December 31, 2000 was 6.84%. Compensation covered by the pension plan of the Company and its subsidiaries includes total cash remuneration in the form of salaries and bonuses, including amounts deferred under Sections 401(k) and 125 of the Internal Revenue Code of 1986, as amended.

    The annual annuity benefit payable starting at normal retirement age (age 65 with five years of service) as accrued through December 31, 2000 under the pension plans of the Company and its subsidiaries for the executives named in the Summary Compensation table were as follows: Mr. Munn, $219,021; Mr. Hall, $97,472; Mr. McKinnish, $197,593; Mr. Selbach, $36,185; and Mr. Ford, $15,235.

    As of December 31, 2000, the full years of credited service under the plans for each of the following individuals were as follows: Mr. Munn, 11 years;
Mr. Hall, 10 years; Mr. McKinnish, 25 years; Mr. Selbach, 10 years; and
Mr. Ford, 4 years.

    Section 415 of the Internal Revenue Code ("Code") generally places a limit of $140,000 on the amount of annual pension benefits that may be paid at age 65 from a qualified pension plan such as the one maintained by the Company (the "Retirement Plan"). Under an unfunded supplemental pension plan maintained by the Company, the Company will make payments as permitted by the Code to plan participants in an amount equal to the difference, if any, between the benefits that would have been payable under the Retirement Plan without regard to the limitations imposed by the Code and the actual benefits payable under the Retirement Plan as so limited.

E. COMPENSATORY ARRANGEMENTS AND RELATED TRANSACTIONS

    The Company has outstanding agreements with certain executive employees of the Company selected by the Board of Directors, which agreements provide that the individuals will not, in the event of the commencement of steps to effect a Change of Control (defined generally as an acquisition of 20% or more of the outstanding voting shares or a change in a majority of the Board of Directors), voluntarily leave the employ of the Company until a third person has terminated his or its efforts to effect a Change of Control or until a Change of Control has occurred.

    In the event of a termination of the individual's employment within three
(3) years of a Change in Control, the executive is entitled to three years' compensation, including bonus, retirement benefits equal to the benefits he would have received had he completed three additional years of employment, continuation of all life, accident, health, savings, and other fringe benefits for three years, and relocation assistance.

    At any time prior to a Change of Control, the Board of Directors of the Company may amend, modify or terminate any such agreement. The Board of Directors may also, at any time, terminate an agreement with respect to any executive employee who is affiliated with any group seeking or accomplishing a Change of Control. Messrs. Munn, Hall, McKinnish, Selbach and Ford are each a party to such an agreement.

                               PERFORMANCE GRAPH

    The following graph shows a five-year comparison of cumulative total returns, assuming reinvestment of dividends, for the Company, the S&P 500 Composite Index and the Russell 2000 Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              1995   1996    1997    1998    1999    2000
Carlisle       100  152.75  218.93  267.92  189.89  221.83
S&P 500        100   122.9  163.83  210.22  253.61  250.22
Russell 2000   100  116.83  144.42  140.84  170.14  178.45

    The following table shows how a $100 investment in Carlisle has grown over the five-year period ending December 31, 2000 as compared to a $100 investment in the S&P 500 Composite Index and the Russell 2000 Index. The table assumes reinvestment of all dividends.

         DATE                          CARLISLE         S&P 500          RUSSELL 2000
         ----                          --------         --------         ------------
                 1995                   100.00           100.00             100.00

                 1996                   152.75           122.90             116.83

                 1997                   218.93           163.83             144.42

                 1998                   267.92           210.22             140.84

                 1999                   189.89           253.61             170.14

                 2000                   221.83           250.22             178.45

                      REPORT OF THE COMPENSATION COMMITTEE

    The policies of the Compensation Committee of the Board of Directors of the Company are highly performance-related and are intended to motivate and reward individual performance that contributes to the attainment of the operational, financial and strategic goals set by management to build shareholder value.

    Executive officers of the Company receive an annual base salary and are eligible for grants of stock options and performance-based cash bonuses. The Compensation Committee evaluates subjective individual and objective Company performance criteria in determining the size of the various components of compensation. However, no pre-established compensation targets are set nor are any specific objective performance criteria or pre-established weights thereof assigned to any component to the exclusion of others.

    Base salaries are normally adjusted annually, based upon general industry changes in salary levels, individual and Company performance and levels of duties and responsibilities.

    Annual cash bonuses awarded to executive officers are based on a percentage of each officer's base salary. The percentage of base salary for each officer is determined each year by the Compensation Committee based on an unweighted subjective evaluation of individual performances as reported to the Compensation Committee by the Chief Executive Officer, an objective review of Company performance criteria, such as sales, operating earnings, net earnings per share and stock price, acquisitions, strategic accomplishments and other factors as the Compensation Committee deems appropriate.

    Amounts paid as annual cash bonuses to the Chief Executive Officer and the four remaining highest compensated officers of the Company are included as compensation under Section 162(m) of the Internal Revenue Code for purposes of determining the extent to which a tax deduction will be disallowed to the Company for annual compensation paid to any such person in excess of $1,000,000. In order to exclude annual cash bonuses from the calculation of the $1,000,000 limitation, such amounts must be paid solely on account of the attainment of one or more performance goals that precludes the exercise of discretion by the Compensation Committee. The Compensation Committee believes that its policy of evaluating subjective individual performances in awarding annual cash bonuses is important to attracting, retaining and motivating key personnel of the Company and has determined that such discretion should be maintained in order to serve the best interests of the Company.

    Stock options are generally awarded annually under a provision of the Company's Executive Incentive Plan which gives the Compensation Committee discretion to award stock options to executive employees. No options were granted in 2000 because options were granted to certain executive employees during December, 1999. Under amendments to the stock option plan approved by the shareholders, compensation paid in the form of nonqualified stock options will constitute "performance-based compensation" under Section 162(m) of the Internal Revenue Code. In addition to preserving the Company's income tax deduction for compensation paid in the form of nonqualified stock options, the amendments enhance the performance-related policies of the Compensation Committee by assuring that compensation attributable to the exercise of stock options is paid solely on account of the attainment of a specified performance goal, namely, appreciation in value of the Company's stock. The amendments also function to reward executive officers only to the extent that the Company's shareholders have benefited from share appreciation. Under the amendments, stock options will generally be granted with an option price equal to the fair market value of the Company's stock on the date of grant. Additionally, in order to provide an objective formula for determining the maximum amount of compensation an executive officer may receive on the exercise of stock options, no participant may receive options to acquire more than one hundred thousand (100,000) option shares in any one fiscal year period. While the number of stock options awarded to any executive officer by the Compensation Committee is not determined by a pre-established plan formula, the Compensation Committee reviews individual and Company performance criteria and other factors it deems appropriate in awarding stock options.

    With respect to compensation earned by the executive officers of the Company in 2000 (including bonus compensation paid in 2001), the Compensation Committee reviewed and measured each executive's individual contributions to the progress made by the Company toward accomplishing its financial and strategic goals, including the Company's performance against prior year financial figures and ratios and the enumerated success factors outlined in the 2000 Annual Report to Shareholders delivered to shareholders with this Proxy Statement. The Compensation Committee found, as reflected in the financial statements of the Company for the year ending December 31, 2000, that the Company performed favorably in 2000 against prior year sales (up 9.9%), earnings before interest and taxes (up 2.5%), and net earnings per share (up 0.4%). Quarterly dividends increased over 11%, enabling the

Company to pass on a portion of the Company's earnings to shareholders. The Company also performed favorably against its success factors as outlined in the 2000 Annual Report to Shareholders. Of course, industry standards and global economic conditions also influenced executive compensation decisions by the Committee.

    Compensation paid to Mr. Stephen P. Munn, the Company's Chief Executive Officer during 2000, was assessed on the qualitative and quantitative performance based measures set forth above. The Committee also considered the increase in the Company's stock price (19.3%) and the increase in the Company's total market value ($214.3 million) occurring during calendar year 2000.

                                          CARLISLE COMPANIES INCORPORATED

                                          COMPENSATION COMMITTEE

                                          Eriberto R. Scocimara, Chairman
                                          Peter F. Krogh

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors of the Company is composed of six non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the requirements of the New York Stock Exchange as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Board of Directors of the Company on May 3, 2000 and amended and restated on August 2, 2000. A copy of the amended and restated Charter is attached as Exhibit A to the Proxy Statement of the Company prepared in connection with the 2001 Annual Meeting of Shareholders. The Committee, among other matters, is responsible for the annual recommendation of the independent accountants to be appointed by the Board of Directors as the auditors of the Company and its subsidiaries, and reviews the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures, and activities and recommendations of the Company's internal auditors. It also reviews the Company's accounting policies, control systems and compliance activities. The Committee also reviews the Charter of the Audit Committee. This is a report on the Committee's activities relating to fiscal year 2000.

REVIEW OF AUDITED FINANCIAL STATEMENTS WITH MANAGEMENT

    The Audit Committee reviewed and discussed the audited financial statements with the management of the Company.

REVIEW OF FINANCIAL STATEMENTS AND OTHER MATTERS WITH INDEPENDENT ACCOUNTANT

    The Audit Committee discussed with the independent auditors the audited financial statements and the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors (as described below) were compatible with their independence.

RECOMMENDATION THAT FINANCIAL STATEMENTS BE INCLUDED IN ANNUAL REPORT

    Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

                                      CARLISLE COMPANIES INCORPORATED
                                      AUDIT COMMITTEE

                                      Paul J. Choquette, Jr., Acting Chairman
                                      Donald G. Calder
                                      Peter L.A. Jamieson
                                      G. FitzGerald Ohrstrom
                                      Robin W. Sternbergh
                                      Magalen C. Webert

                             SELECTION OF AUDITORS

    Arthur Andersen LLP has served as independent auditors of the Company since March, 1994 and has been recommended by the Audit Committee to audit the accounts of the Company and its subsidiaries for the year ended December 31, 2001. One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions of shareholders in attendance.

    Set forth below are the fees billed to the Company by Arthur Andersen, LLP during the year ended December 31, 2000.

    Audit Fees:

    Audit fees billed to the Company by Arthur Andersen, LLP during the year ended December 31, 2000 for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $305,000.

    Financial Information Systems Design and Implementation Fees:

    Business consulting fees billed to the Company by Arthur Andersen, LLP during the year ended December 31, 2000 for financial information systems design and implementation totaled $73,000.

    All Other Fees:

    Fees billed to the Company by Arthur Andersen, LLP during the year ended December 31, 2000 for all other non-audit services rendered to the Company, including tax related services, totaled $190,000.

                     SHAREHOLDER PROPOSALS FOR PRESENTATION
                           AT THE 2002 ANNUAL MEETING

    If a shareholder of the Company wishes to present a proposal for consideration for inclusion in the Proxy Statement for the 2002 Annual Meeting, the proposal must be sent by certified mail-return receipt requested and must be received at the executive offices of the Company, 250 South Clinton Street, Suite 201, Syracuse, New York 13202-1258, Attn: Secretary, no later than November 9, 2001. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. The Securities and Exchange Commission ("SEC") recently amended Rule 14a-4, which governs the use by the Company of discretionary voting authority with respect to other shareholder proposals. SEC Rule 14a-4(c)(1) provides that, if the proponent of a shareholder proposal fails to notify the Company at least forty-five (45) days prior to the month and day of mailing the prior year's proxy statement, the proxies of the Company's management would be permitted to use their discretionary authority at the Company's next annual meeting of shareholders if the proposal were raised at the meeting without any discussion of the matter in the proxy statement. For purposes of the Company's 2002 Annual Meeting of Shareholders, the deadline is January 23, 2002.

            VOTING BY PROXY AND CONFIRMATION OF BENEFICIAL OWNERSHIP

    To ensure that your Shares will be represented at the Annual Meeting, please complete, sign, and return the enclosed Proxy in the envelope provided for that purpose whether or not you expect to attend. Shares represented by a valid proxy will be voted as specified.

    Any shareholder may revoke a proxy by a later-dated proxy or by giving notice of revocation to the Company in writing (addressed to the Company at 250 South Clinton Street, Suite 201, Syracuse, New York 13202-1258 Attention:
Secretary) or by attending the Annual Meeting and voting in person.

    The number of votes that each shareholder will be entitled to cast at the Annual Meeting will depend on when the Shares were acquired and whether or not there has been a change in beneficial ownership since the date of acquisition, with respect to each of such holder's Shares.

    Shareholders whose Shares are held by brokers or banks or in nominee name are requested to confirm to the Company how many of the Shares they own as of February 26, 2001 were beneficially owned before February 26, 1997, entitling such shareholder to five votes per Share, and how many were acquired after February 25, 1997, entitling such shareholder to one vote per Share. If no confirmation of beneficial ownership is received from a shareholder prior to the Annual Meeting, it will be deemed by the Company that beneficial ownership of all such Shares was effected after February 25, 1997, and the shareholder will be entitled to one vote for each Share. If a shareholder provides incorrect information, he or she may provide correct information at any time prior to the voting of his or her Shares at the Annual Meeting.

    Proxy Cards are being furnished to shareholders of record on February 26, 2001 whose Shares on the records of the Company show the following:

    (i) that such shareholder had beneficial ownership of such Shares before February 26, 1997, and there has been no change since that date, thus entitling such shareholder to five votes for each Share; or

    (ii) that beneficial ownership of such Shares was effected after February 25, 1997, thus entitling such shareholder to one vote for each Share; or

   (iii) that the dates on which beneficial ownership of such Shares was effected are such that such shareholder is entitled to five votes for some Shares and one vote for other Shares.

    Printed on the Proxy Card for each individual shareholder of record is the number of Shares for which he or she is entitled to cast five votes each and/or one vote each, as the case may be, as shown on the records of the Company.

    Shareholders of record are urged to review the number of Shares shown on their Proxy Cards in the five-vote and one-vote categories. If the number of Shares shown in a voting category is believed to be incorrect, the shareholder should notify the Company in writing of that fact and either enclose the notice along with the Proxy Card in the postage-paid, return envelope, or mail the notice directly to the Company at the address indicated above. The shareholder should identify the Shares improperly classified for voting purposes and provide information as to the date beneficial ownership was acquired. Any notification of improper classification of votes must be made at least three (3) business days prior to the Annual Meeting or the shareholder will be entitled at the Annual Meeting to the number of votes indicated on the records of the Company.

    In certain cases record ownership may change but beneficial ownership for voting purposes does not change. The Restated Certificate of Incorporation of the Company states the exceptions where beneficial ownership is deemed not to have changed upon the transfer of Shares. Shareholders should consult the pertinent provision of the Restated Certificate of Incorporation attached as Exhibit B for those exceptions.

    By resolution duly adopted by the Board of Directors of the Company pursuant to subparagraph B(v) of Article Fourth of the Restated Certificate of Incorporation, the following procedures have been adopted for use in determining the number of votes to which a shareholder is entitled.

           (i) The Company may accept the written and signed statement of a shareholder to the effect that no change in beneficial ownership has occurred during the four years immediately preceding the date on which a determination is made of the shareholders of the Company who are entitled to vote or take any other action. Such statement may be abbreviated to state only the number of Shares as to which such shareholder is entitled to exercise five votes or one vote.

           (ii) In the event the Vice President, Treasurer of the Company, in his or her sole discretion, taking into account the standards set forth in the Company's Restated Certificate of Incorporation, deems any such statement to be inadequate or for any reason deems it in the best interest of the Company to require further evidence of the absence of change of beneficial ownership during the four-year period preceding the record date, he or she may require such additional evidence and, until it is provided in form and substance satisfactory to him or her, a change in beneficial ownership during such period shall be deemed to have taken place.

           (iii) Information supplementing that contemplated by paragraph (i) and additional evidence contemplated by paragraph (ii) may be provided by a shareholder at any time but must be furnished at least three business days prior to any meeting of shareholders at which such Shares are to be voted for any change to be effective at such meeting.

                               VOTING PROCEDURES

    The presence, in person or by proxy, of the owners of a majority of the votes entitled to be cast is necessary for a quorum at the Annual Meeting.

    All Shares in the Company's Employee Incentive Savings Plan that have been allocated to the account of a participant for which the Trustee receives voting instructions will be voted in accordance with those instructions. All Shares that have been allocated to the account of a participant for which the Trustee has not received voting instructions, and any Shares which have not been allocated to the account of a participant, will be voted by the Trustee in the same proportion as the Shares for which the Trustee has received voting instructions from participants.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business which will be or is intended to be presented at the Annual Meeting. Should any further business come before the Annual Meeting or any adjourned meeting, it is the intention of the proxies named in the enclosed Proxy to vote according to their best judgment.

                                      By Order of the Board of Directors
                                      Steven J. Ford,
                                      Secretary

Dated: March 9, 2001

                                                                       EXHIBIT A

                                  CHARTER FOR
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                       OF
                        CARLISLE COMPANIES INCORPORATED

    This Charter is intended to specify the membership and responsibilities of the Audit Committee of the Board of Directors (the "Board") of Carlisle Companies Incorporated (the "Company"), as outlined below:

I.  MEMBERSHIP

    The Audit Committee shall consist of three or more members of the Board to be appointed or reappointed by the Board annually at its May meeting, at which time the Board shall also review and reassess the adequacy of this Charter. No member of the Audit Committee shall be an active or retired employee of the Company, and all members shall be independent of management and free from any relationship that, in the opinion of the Board, would interfere with their independent judgment as a member of the Audit Committee. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

II.  STATEMENT OF POLICY

    The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Board, the independent auditors, the internal auditors and the financial management of the Company.

III.  RESPONSIBILITIES

    In carrying out these responsibilities, the Audit Committee will:

    1. Review and recommend to the Board the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries, it being recognized by the Company that the independent auditors are ultimately accountable to the Board and the Audit Committee and that the Audit Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

    2. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized and, at the conclusion thereof, review the audit, including any comments or recommendations by the independent auditors.

    3. Review the internal audit function of the Company, including (i) the independence of its reporting obligations, (ii) the proposed audit plans for the coming year and (iii) the coordination of such plans with the independent auditors.

    4. Review with management and the independent auditors the Company's financial statements contained in the Annual Report to Shareholders and Form 10-K, and determine whether the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with management and the independent auditors the Company's quarterly financial statements whenever the independent auditors determine that significant events, transactions or changes in accounting estimates, considered by the independent auditors in performing the quarterly review, have affected the quality of the Company's financial reporting, such review to be conducted prior to the filing of the Company's Form 10-Q. Review with management and the independent auditors any changes in the accounting principles of the Company.

    5. Ensure that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Company and engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take appropriate action in response to the independent auditors report to satisfy itself of the independent auditors' independence.

    6. Establish, review and update periodically a code of ethical conduct for the Company and its employees and ensure that management has established a system to communicate the code.

    7. Review with the Company's counsel legal compliance matters, including corporate securities trading policies. Also, review any legal matters that could have a significant impact on the Company's financial statements.

    8. Annually review the Company's general insurance and risk management programs to ensure that appropriate coverage is available and exposure understood, including all Treasury programs.

    9. Perform such other functions as may be assigned by law, the Company's By-laws or the Board.

                                   EXHIBIT B
          SUBPARAGRAPH B OF ARTICLE FOURTH OF THE RESTATED CERTIFICATE
              OF INCORPORATION OF CARLISLE COMPANIES INCORPORATED

    (I) EACH OUTSTANDING SHARE OF COMMON STOCK SHALL ENTITLE THE HOLDER THEREOF TO FIVE (5) VOTES ON EACH MATTER PROPERLY SUBMITTED TO THE SHAREHOLDERS OF THE CORPORATION FOR THEIR VOTE, WAIVER, RELEASE OR OTHER ACTION: EXCEPT THAT NO HOLDER OF OUTSTANDING SHARES OF COMMON STOCK SHALL BE ENTITLED TO EXERCISE MORE THAN ONE (1) VOTE ON ANY SUCH MATTER IN RESPECT OF ANY SHARE OF COMMON STOCK WITH RESPECT TO WHICH THERE HAS BEEN A CHANGE IN BENEFICIAL OWNERSHIP DURING THE FOUR (4) YEARS IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF THE SHAREHOLDERS OF THE CORPORATION WHO ARE ENTITLED TO VOTE OR TO TAKE ANY OTHER ACTION.

    (II) A CHANGE IN BENEFICIAL OWNERSHIP OF ANY OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED WHENEVER A CHANGE OCCURS IN ANY PERSON OR PERSONS WHO, DIRECTLY OR INDIRECTLY, THROUGH ANY CONTRACT, AGREEMENT, ARRANGEMENT, UNDERSTANDING, RELATIONSHIP OR OTHERWISE HAS OR SHARES ANY OF THE
FOLLOWING:

        (A) VOTING POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO VOTE OR TO DIRECT THE VOTING POWER OF SUCH SHARE OF COMMON STOCK.

        (B) INVESTMENT POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO DIRECT THE SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK.

        (C) THE RIGHT TO RECEIVE OR TO RETAIN THE PROCEEDS OF ANY SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK.

        (D) THE RIGHT TO RECEIVE OR TO RETAIN ANY DISTRIBUTIONS, INCLUDING, WITHOUT LIMITATION, CASH DIVIDENDS, IN RESPECT OF SUCH SHARE OF COMMON STOCK.

    (III) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING SECTION (II) OF THIS SUBPARAGRAPH B, THE FOLLOWING EVENTS OR CONDITIONS SHALL BE DEEMED TO INVOLVE A CHANGE IN BENEFICIAL OWNERSHIP OF A SHARE OF COMMON STOCK.

        (A) IN THE ABSENCE OF PROOF TO THE CONTRARY PROVIDED IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN SECTION (V) OF THIS SUBPARAGRAPH B, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED WHENEVER AN OUTSTANDING SHARE OF COMMON STOCK IS TRANSFERRED OF RECORD INTO THE NAME OF ANY OTHER PERSON.

        (B) IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF A CORPORATION, GENERAL PARTNERSHIP, LIMITED PARTNERSHIP, VOTING TRUSTEE, BANK, TRUST COMPANY, BROKER, NOMINEE OR CLEARING AGENCY, IF IT HAS NOT BEEN ESTABLISHED PURSUANT TO THE PROCEDURES SET FORTH IN SECTION
    (V) OF THIS SUBPARAGRAPH B THAT THERE HAS BEEN NO CHANGE IN THE PERSON OR PERSONS WHO OR THAT DIRECT THE EXERCISE OF THE RIGHTS REFERRED TO IN CLAUSES
    (II) (A) THROUGH (II) (D), INCLUSIVE, OF THIS SUBPARAGRAPH B WITH RESPECT TO SUCH OUTSTANDING SHARE OF COMMON STOCK DURING THE PERIOD OF FOUR (4) YEARS

    IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF THE SHAREHOLDERS OF THE CORPORATION ENTITLED TO VOTE OR TO TAKE ANY OTHER ACTION (OR SINCE MAY 30, 1986 FOR ANY PERIOD ENDING ON OR BEFORE MAY 30, 1990), THEN A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED DURING SUCH PERIOD.

        (C) IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF ANY PERSON AS A TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN UNDER THE UNIFORM GIFTS TO MINORS ACT AS IN EFFECT IN ANY JURISDICTION, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED WHENEVER THERE IS A CHANGE IN THE BENEFICIARY OF SUCH TRUST, THE PRINCIPAL OF SUCH AGENT, THE WARD OF SUCH GUARDIAN, THE MINOR FOR WHOM SUCH CUSTODIAN IS ACTING OR IN SUCH TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN.

        (D) IN THE CASE OF OUTSTANDING SHARES OF COMMON STOCK BENEFICIALLY OWNED BY A PERSON OR GROUP OF PERSONS WHO, AFTER ACQUIRING, DIRECTLY OR INDIRECTLY, THE BENEFICIAL OWNERSHIP OF FIVE PERCENT (5%) OF THE OUTSTANDING SHARES OF COMMON STOCK, FAILS TO NOTIFY THE CORPORATION OF SUCH OWNERSHIP WITHIN TEN (10) DAYS AFTER SUCH ACQUISITION, A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARES OF COMMON STOCK SHALL BE DEEMED TO OCCUR ON EACH DAY WHILE SUCH FAILURE CONTINUES.

    (IV) NOTWITHSTANDING ANY OTHER PROVISION IN THIS SUBPARAGRAPH B TO THE CONTRARY, NO CHANGE IN BENEFICIAL OWNERSHIP OF AN OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED SOLELY AS A RESULT OF:

        (A) ANY EVENT THAT OCCURRED PRIOR TO MAY 30, 1986 OR PURSUANT TO THE TERMS OF ANY CONTRACT (OTHER THAN A CONTRACT FOR THE PURCHASE AND SALE OF SHARES OF COMMON STOCK CONTEMPLATING PROMPT SETTLEMENT), INCLUDING CONTRACTS PROVIDING FOR OPTIONS, RIGHTS OF FIRST REFUSAL, AND SIMILAR ARRANGEMENTS, IN EXISTENCE ON MAY 30, 1986 AND TO WHICH ANY HOLDER OF SHARES OF COMMON STOCK IS A PARTY; PROVIDED, HOWEVER, THAT ANY EXERCISE BY AN OFFICER OR EMPLOYEE OF THE CORPORATION OR ANY SUBSIDIARY OF THE CORPORATION OF AN OPTION TO PURCHASE COMMON STOCK AFTER MAY 30, 1986 SHALL, NOTWITHSTANDING THE FOREGOING AND CLAUSE (IV) (F) HEREOF, BE DEEMED A CHANGE IN BENEFICIAL OWNERSHIP IRRESPECTIVE OF WHEN THAT OPTION WAS GRANTED TO SAID OFFICER OR EMPLOYEE.

        (B) ANY TRANSFER OF ANY INTEREST IN AN OUTSTANDING SHARE OF COMMON STOCK PURSUANT TO A BEQUEST OR INHERITANCE, BY OPERATION OF LAW UPON THE DEATH OF ANY INDIVIDUAL, OR BY ANY OTHER TRANSFER WITHOUT VALUABLE CONSIDERATION, INCLUDING, WITHOUT LIMITATION, A GIFT THAT IS MADE IN GOOD FAITH AND NOT FOR THE PURPOSE OF CIRCUMVENTING THE PROVISION OF THIS ARTICLE FOURTH.

        (C) ANY CHANGES IN THE BENEFICIARY OF ANY TRUST, OR ANY DISTRIBUTION OF AN OUTSTANDING SHARE OF COMMON STOCK FROM TRUST, BY REASON OF THE BIRTH, DEATH, MARRIAGE OR DIVORCE OF ANY NATURAL PERSON, THE ADOPTION OF ANY NATURAL PERSON PRIOR TO AGE EIGHTEEN

    (18) OR THE PASSAGE OF A GIVEN PERIOD OF TIME OR THE ATTAINMENT BY ANY NATURAL PERSON OF A SPECIFIC AGE, OR THE CREATION OR TERMINATION OF ANY GUARDIANSHIP OR CUSTODIAL ARRANGEMENT.

        (D) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN WITH RESPECT TO AN OUTSTANDING SHARE OF COMMON STOCK IF NEITHER SUCH SUCCESSOR HAS NOR ITS PREDECESSOR HAD THE POWER TO VOTE OR TO DISPOSE OF SUCH SHARE OF COMMON STOCK WITHOUT FURTHER INSTRUCTIONS FROM OTHERS.

        (E) ANY CHANGE IN THE PERSON TO WHOM DIVIDENDS OR OTHER DISTRIBUTIONS IN RESPECT OF AN OUTSTANDING SHARE OF COMMON STOCK ARE TO BE PAID PURSUANT TO THE ISSUANCE OR MODIFICATION OF A REVOCABLE DIVIDEND PAYMENT ORDER.

        (F) ANY ISSUANCE OF A SHARE OF COMMON STOCK BY THE CORPORATION OR ANY TRANSFER BY THE CORPORATION OF A SHARE OF COMMON STOCK HELD IN TREASURY, UNLESS OTHERWISE DETERMINED BY THE BOARD OF DIRECTORS AT THE TIME OF AUTHORIZING SUCH ISSUANCE OR TRANSFER.

        (G) ANY GIVING OF A PROXY IN CONNECTION WITH A SOLICITATION OF PROXIES SUBJECT TO THE PROVISIONS OF SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE RULES AND REGULATIONS THEREUNDER PROMULGATED.

        (H) ANY TRANSFER, WHETHER OR NOT WITH CONSIDERATION, AMONG INDIVIDUALS RELATED OR FORMERLY RELATED BY BLOOD, MARRIAGE OR ADOPTION ("RELATIVES") OR BETWEEN A RELATIVE AND ANY PERSON (AS DEFINED IN ARTICLE SEVENTH) CONTROLLED BY ONE OR MORE RELATIVES WHERE THE PRINCIPAL PURPOSE FOR THE TRANSFER IS TO FURTHER THE ESTATE TAX PLANNING OBJECTIVES OF THE TRANSFEROR OR OF RELATIVES OF THE TRANSFEROR.

        (I) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE DEATH OF THE PREDECESSOR TRUSTEE (WHICH PREDECESSOR TRUSTEE SHALL HAVE BEEN A NATURAL PERSON).

        (J) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE WHO OR WHICH WAS SPECIFICALLY NAMED IN A TRUST INSTRUMENT PRIOR TO MAY 30, 1986.

        (K) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE RESIGNATION, REMOVAL OR FAILURE TO QUALIFY OF A PREDECESSOR TRUSTEE OR AS A RESULT OF MANDATORY RETIREMENT PURSUANT TO THE EXPRESS TERMS OF A TRUST
    INSTRUMENT: PROVIDED, THAT LESS THAN FIFTY PERCENT (50%) OF THE TRUSTEES ADMINISTERING ANY SINGLE TRUST WILL HAVE CHANGED (INCLUDING IN SUCH PERCENTAGE THE APPOINTMENT OF THE SUCCESSOR TRUSTEE) DURING THE FOUR
    (4) YEAR PERIOD PRECEDING THE APPOINTMENT OF SUCH SUCCESSOR TRUSTEE.

    (V) FOR PURPOSES OF THIS SUBPARAGRAPH B, ALL DETERMINATIONS CONCERNING CHANGE IN BENEFICIAL OWNERSHIP, OR THE ABSENCE OF ANY SUCH CHANGE, SHALL BE MADE BY THE BOARD OF DIRECTORS OF THE CORPORATION OR, AT ANY TIME WHEN THE CORPORATION EMPLOYS A TRANSFER AGENT WITH RESPECT TO THE SHARES OF COMMON STOCK, AT THE CORPORATION'S REQUEST, BY SUCH TRANSFER AGENT ON THE CORPORATION'S BEHALF. WRITTEN PROCEDURES

DESIGNED TO FACILITATE SUCH DETERMINATION SHALL BE ESTABLISHED AND MAY BE AMENDED FROM TIME TO TIME, BY THE BOARD OF DIRECTORS. SUCH PROCEDURES SHALL PROVIDE, AMONG OTHER THINGS, THE MANNER OF PROOF OF FACTS THAT WILL BE ACCEPTED AND THE FREQUENCY WITH WHICH SUCH PROOF MAY BE REQUIRED TO BE RENEWED. THE CORPORATION AND ANY TRANSFER AGENT SHALL BE ENTITLED TO RELY ON ANY AND ALL INFORMATION CONCERNING BENEFICIAL OWNERSHIP OF THE OUTSTANDING SHARES OF COMMON STOCK COMING TO THEIR ATTENTION FROM ANY SOURCE AND IN ANY MANNER REASONABLY DEEMED BY THEM TO BE RELIABLE, BUT NEITHER THE CORPORATION NOR ANY TRANSFER AGENT SHALL BE CHARGED WITH ANY OTHER KNOWLEDGE CONCERNING THE BENEFICIAL OWNERSHIP OF OUTSTANDING SHARES OF COMMON STOCK.

    (VI) IN THE EVENT OF ANY STOCK SPLIT OR STOCK DIVIDEND WITH RESPECT TO THE OUTSTANDING SHARES OF COMMON STOCK, EACH SHARE OF COMMON STOCK ACQUIRED BY REASON OF SUCH SPLIT OR DIVIDEND SHALL BE DEEMED TO HAVE BEEN BENEFICIALLY OWNED BY THE SAME PERSON FROM THE SAME DATE AS THAT ON WHICH BENEFICIAL OWNERSHIP OF THE OUTSTANDING SHARE OR SHARES OF COMMON STOCK, WITH RESPECT TO WHICH SUCH SHARE OF COMMON STOCK WAS DISTRIBUTED, WAS ACQUIRED.

    (VII) EACH OUTSTANDING SHARE OF COMMON STOCK, WHETHER AT ANY PARTICULAR TIME THE HOLDER THEREOF IS ENTITLED TO EXERCISE FIVE (5) VOTES OR ONE (1) VOTE, SHALL BE IDENTICAL TO ALL OTHER SHARES OF COMMON STOCK IN ALL RESPECTS, AND TOGETHER THE OUTSTANDING SHARES OF COMMON STOCK SHALL CONSTITUTE A SINGLE CLASS OF SHARES OF THE CORPORATION.

                         TIME-PHASED VOTING INSTRUCTIONS

                         CARLISLE COMPANIES INCORPORATED

                      Voting Procedures - Beneficial Owners
                 Common Stock of Carlisle Companies Incorporated

TO ALL BANKS, BROKERS AND NOMINEES:

      Carlisle Companies Incorporated ("Carlisle") shareholders who were holders of record on February 26, 2001 and who acquired Carlisle Common Stock before February 26, 1997, will be entitled to cast five votes per share at the Annual Meeting to be held on April 20, 2001. Those holders of record who acquired their shares after February 25, 1997 are, with certain exceptions, entitled to cast one vote per share on the Common Stock they own.

      To enable Carlisle to tabulate the voting by beneficial owners of Common Stock held in your name, a special proxy has been devised for use in tabulating the number of shares entitled to five votes each and one vote each. On this card, the beneficial owner must confirm the numbers of five-vote shares and one-vote shares, respectively, he or she is entitled to vote, and by the same signature, gives instructions as to the voting of those shares. ALL UNINSTRUCTED SHARES WILL BE VOTED UNDER THE 10-DAY RULE. ALL SHARES WHERE BENEFICIAL OWNERSHIP IS NOT CONFIRMED, WHETHER INSTRUCTED OR NOT, WILL BE LISTED AS ONE-VOTE SHARES. THIS IS NOT TO BE REGARDED AS A NON-ROUTINE VOTE MERELY BECAUSE OF THE NATURE OF THE VOTING RIGHTS OF THE COMMON STOCK. The confirmation of beneficial ownership is as follows:

                               VOTING CONFIRMATION

Please provide the number of shares beneficially owned for each category as of February 26, 2001.

      _____ shares beneficially owned BEFORE February 26, 1997 entitled to five votes each.

      _____ shares beneficially owned and acquired AFTER February 25, 1997 entitled to one vote each.

      If no confirmation is provided, it will be deemed that beneficial ownership of all shares voted will be entitled to one vote each.

      YOU DO NOT HAVE TO TABULATE VOTES. Only record the number of shares shown on the "Voting Confirmation" Section of the Proxy Card. If no shares are reported on the Proxy Card, record the shares for tabulation purposes as having been acquired AFTER February 25, 1997.

      IF YOU ARE A BROKER, DO NOT CONFIRM SHARES. Only the beneficial owner confirms shares in each voting category shown on the Proxy Card.

      IF YOU ARE A BANK, YOU MAY WISH TO FOLLOW YOUR USUAL PROCEDURES AND FURNISH THE PROXY CARD TO THE BENEFICIAL OWNER. The beneficial owner will vote his beneficial ownership including the completion of the information required by the "Voting Confirmation" The beneficial owner may return the Proxy Card either to you or to Carlisle Companies Incorporated c/o Computershare Investor Services, 2 North LaSalle Street, 3rd Floor, Chicago, Illinois 60690.

March 9, 2001

      Unless otherwise specified below, this Proxy will be voted FOR the election as Directors of the nominees listed below.

                         CARLISLE COMPANIES INCORPORATED
             THIS PROXY FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS
                IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      At the Annual Meeting of Shareholders of Carlisle Companies Incorporated to be held on Friday, April 20, 2001, at 12:00 Noon at the offices of the Company, 250 South Clinton Street; Suite 201, Syracuse, New York and all adjournments thereof, Stephen P. Munn, Dennis J. Hall and Richmond D. McKinnish, and each of them, are authorized to represent me and vote my shares on the following:

ITEM

      1.    The election of four (4) Directors.  The nominees are:
            Donald G. Calder, Dennis J. Hall, Eriberto R. Scocimara and Robin
            W. Sternbergh

      2.    Any other matter properly brought before this meeting.

(INSTRUCTION: In the table below indicate the number of shares voted FOR, AGAINST or ABSTAIN as to each nominee for Director.


                                                               SHARES BENEFICIALLY OWNED BEFORE FEBRUARY 26,
                                                                      1997. (POST NUMBER OF SHARES,
                                                                           NOT NUMBER OF VOTES)
                                                               ---------------------------------------------

                                                                    FOR         AGAINST       ABSTAIN
                                                                    ---         -------       -------
1.  DIRECTORS
     DONALD G. CALDER         ..............................        _______       _______       _______
     DENNIS J. HALL           ..............................        _______       _______       _______
     ERIBERTO R. SCOCIMARA    ..............................        _______       _______       _______
     ROBIN W. STERNBERGH      ..............................        _______       _______       _______


                                                                   SHARES BENEFICIALLY OWNED AND ACQUIRED
                                                               AFTER FEBRUARY 25, 1997 (POST NUMBER OF SHARES,
                                                                           NOT NUMBER OF VOTES)

                                                                    FOR         AGAINST       ABSTAIN
                                                                    ---         -------       -------
1.  DIRECTORS
     DONALD G. CALDER         ..............................        _______       _______       _______
     DENNIS J. HALL           ..............................        _______       _______       _______
     ERIBERTO R. SCOCIMARA    ..............................        _______       _______       _______
     ROBIN W. STERNBERGH      ..............................        _______       _______       _______


                                                                    POST ONLY RECORD POSITION:


                                                                    DATED _________________________, 2001


                                                                    ------------------------------------------

                                                                    ------------------------------------------

                                                                    ------------------------------------------
                                                                    SIGNATURE OF BANK, BROKER OR NOMINEE

PROXY                                                                      PROXY

                         CARLISLE COMPANIES INCORPORATED

                    Proxy Solicited by the Board of Directors
             for the Annual Meeting of Shareholders - April 20, 2001

Stephen P. Munn, Dennis J. Hall and Richmond D. McKinnish, or any of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the common shares of the undersigned at the annual meeting of shareholders of CARLISLE COMPANIES INCORPORATED to be held at the Company's principal office, 250 South Clinton Street, Suite 201, Syracuse, New York, at 12:00 Noon on Friday, April 20, 2001, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

                                         / /      Check here for address change.
                                                  New Address:

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                  (Continued and to be signed on reverse side.)

                         Carlisle Companies Incorporated
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY


This proxy will be voted as specified or, if no choice is specified, will be voted FOR the election of the nominees named.

1.   Election of Directors -                                        FOR ALL
     Nominees:  Donald G. Calder,           FOR       WITHHOLD     (Except those whose names are written on the line provided below)
     Dennis J. Hall, Eriberto R.            All         All
     Scocimara and Robin W. Sternbergh      / /         / /         / /  _______________________________________________________

                                                                         VOTING CONFIRMATION

                                                                         Please provide the number of shares beneficially owned for each category as of February 26, 2001.

                                                                         _____ shares beneficially owned BEFORE February 26, 1997
                                                                         entitled to five votes each.


                                                                         _____ shares beneficially owned AFTER February 25, 1997
                                                                         entitled to one vote each.

                                                                         If no confirmationis provided, all shares will be entitled to one vote each.

                                                                                Please sign exactly as your name appears.
                                                                                If acting as attorney, executor, trustee,
                                                                                or in representative capacity, sign name
                                                                                and indicate title.


                                                                                Dated:_____________________________, 2001

                                                                                Signature(s)_______________________________________

                                                                                ___________________________________________________
                                                                                Please vote, sign, date and return this proxy card
                                                                                promptly using the enclosed envelope.

PROXY                                                                      PROXY

                         CARLISLE COMPANIES INCORPORATED

                    Proxy Solicited by the Board of Directors
             for the Annual Meeting of Shareholders - April 20, 2001

Stephen P. Munn, Dennis J. Hall and Richmond D. McKinnish, or any of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the common shares of the undersigned at the annual meeting of shareholders of CARLISLE COMPANIES INCORPORATED to be held at the Company's principal office, 250 South Clinton Street, Suite 201, Syracuse, New York, at 12:00 Noon on Friday, April 20, 2001, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

                                         / /      Check here for address change.
                                                  New Address:

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                  (Continued and to be signed on reverse side.)

                         Carlisle Companies Incorporated
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY


This proxy will be voted as specified or, if no choice is specified, will be voted FOR the election of the nominees named.

1.   Election of Directors -                                        FOR ALL
     Nominees:  Donald G. Calder,           FOR       WITHHOLD     (Except those whose names are written on the line provided below)
     Dennis J. Hall, Eriberto R.            All         All
     Scocimara and Robin W. Sternbergh      / /         / /         / /         ____________________________________________________

                                                                                Please sign exactly as your name appears.
                                                                                If acting as attorney, executor, trustee,
                                                                                or in representative capacity, sign name
                                                                                and indicate title.


                                                                                Dated:_____________________________, 2001

                                                                                Signature(s)________________________________________

                                                                                ____________________________________________________
                                                                                Please vote, sign, date and return this proxy card
                                                                                promptly using the enclosed envelope.